EXHIBIT 99

                                  WESTWOOD ONE
                                  PRESS RELEASE

                                                           FOR IMMEDIATE RELEASE
                                                           CONTACT: ANDREW ZAREF
                                                           (212) 373-5311


                               WESTWOOD ONE, INC.
                   REPORTS RECORD FIRST QUARTER 2005 REVENUES,
                     INITIATES CASH DIVIDEND AND
               INCREASES SIZE OF REPURCHASE PROGRAM AUTHORIZATION

                    REVENUES UP 3.5% TO RECORD $134.1 MILLION


     New York, NY -- May 4, 2005: Westwood One, Inc. (NYSE: WON) Revenues for the first quarter of 2005 were $134.1 million compared with $129.6 million for the first quarter of 2004, an increase of approximately $4.5 million, or 3.5%. For the first quarter of 2005, the Company benefited from a 5.8% and 1.1% increase in revenues from local/regional and national commercial advertisements, respectively, which includes increased revenues from complementary distribution channels.

     Operating income for the first quarter of 2005 was $29.2 million compared with $31.0 million in the first quarter of 2004, a decrease of approximately $1.8 million, or 5.7%. The decrease in operating income was primarily attributable to incremental amortization expenses associated with warrants issued with regard to our Management Agreement, increased programming, production, and distribution expenses. In addition, the Company incurred in the first quarter of 2005 higher corporate governance related expenses than in to the first quarter of 2004.

     Net income for the first quarter of 2005 was $15.8 million compared with $17.5 million in the first quarter of 2004 a decrease of $1.8 million, or 10.0%. Net income per diluted share decreased to $.17 per share from $.18 per share in the first quarter of 2004.

     Shane Coppola,  President and Chief Executive Officer of Westwood One said:
"We are pleased with the consistent performance of our local/regional business which is the result of our significant investments over the past two years. We are confident that we will generate similar returns in our national business as we continue to accelerate investments in network programming."

     Income tax expense in the first quarter of 2005 was $9.8 million compared with $10.6 million in the comparable 2004 period, a decrease of $.8 million, or 7.5%. The Company's effective income tax rate in the first quarter of 2005 was 38.2% compared with 37.6% in the comparable period of 2004. The increase in the Company's effective tax rate is attributable to changes in state tax laws.

     Weighted average fully diluted shares outstanding in the first quarter of 2005 decreased approximately 5.7%. The decrease in weighted average shares outstanding was primarily attributable to the Company's stock repurchase program. In the first quarter of 2005, the Company repurchased approximately 2.1 million shares of its common stock for approximately $48.6 million.

     Non-GAAP(1)1 free cash flow for the first quarter of 2005 was $20.2 million compared with $19.7 million for the first quarter of 2004. On a Non-GAAP per diluted share basis free cash flow per share for the first quarter of 2005 increased to $.21 from $.20 for the first quarter of 2004, or 5%.

     On April 29, 2005 the Board of  Directors  authorized  an  additional  $300 million of repurchases under the Company's stock repurchase program. The authorization allows for both open market purchases as well as private transactions from time to time. Approximately $102 million remains available for stock repurchases from previous authorizations bringing the new total authorization to $402 million.

     The Company also announced the initiation of cash a quarterly dividend. The first quarterly dividend of $0.10 per share of outstanding common stock will be payable on May 31, 2005, to shareholders of record on May 20, 2005. Prospectively, the declaration of dividends, and the establishment of record and payment dates, will be at the discretion of the Company's Board of Directors.

     Andrew Zaref, Chief Financial Officer of Westwood One said: "Our capital structure is aligned to meet our strategic objectives and is sufficient to provide the resources necessary for growth. In addition, as the Company continues to generate significant net cash provided by operating activities we are positioned not only to grow, but also to return value to our shareholders both through our current common equity repurchase program and through the payment of a dividend."

2005 Outlook
------------

     Westwood One expects to deliver revenue growth of low-to-mid single digits, resulting in mid single digit growth in operating income before depreciation and amortization.

------------------------
1 All Non-GAAP financial measures have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

About Westwood One
------------------

     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 5,000 radio stations. Westwood One, Inc. is managed by Infinity Broadcasting Corporation, a wholly-owned subsidiary of Viacom Inc.

     Certain statements in this release, including those relating to the Company's expected growth in revenues and operating income before depreciation and amortization and to the payment of quarterly dividends, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------

     The following tables set forth the Company's operating Income before Depreciation and Amortization for the three month periods ended March 31, 2005 and 2004. The Company defines "Operating Income before Depreciation and Amortization" as net income adjusted to exclude the following line items presented in its Statement of Operations: Income taxes; Other (Income); Interest expense; and Depreciation and Amortization. While this non-Generally Accepted Accounting Principles ("GAAP") measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled Operating Income before Depreciation and Amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or Operating Cash Flow in prior disclosures.

     The Company uses Operating Income before Depreciation and Amortization, among other things, to evaluate the Company's operating performance, to value prospective acquisitions, to determine compliance with debt covenants and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, helps improve their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     Since Operating Income before Depreciation and Amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating Income before Depreciation and Amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As Operating Income before Depreciation and Amortization excludes certain financial information included in net income, users of this financial information should consider the types of events and transactions which are excluded. As required by the Securities and Exchange Commission ("SEC"), the Company provides below a reconciliation of Operating Income before Depreciation and Amortization to net income the most directly comparable amount reported under GAAP.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------
(In millions)

                                                   Three Months Ended March 31,
                                                   ----------------------------
                                                     2005                2004
                                                     ----                ----
        Operating income before depreciation
          and amortization                          $ 34.6              $ 34.2
             Depreciation and amortization             5.3                 3.2
                                                    ------              ------
        Operating Income                              29.2                30.9
             Interest Expense and Other                3.7                 2.9
                                                    ------              ------
        Income before income taxes                    25.5                28.0
             Income Taxes                              9.8                10.6
                                                    ------              ------
        Net income                                  $ 15.8              $ 17.5
                                                    ======              ======

     Free cash flow is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, repurchase its Common Stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company's ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. Free cash flow per fully diluted weighted average share outstanding is defined by the Company as free cash flow divided by the fully diluted weighted average share outstanding.

     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company's ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts Net Cash Flows provided by Operating Activities (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------
(In millions except free cash flow per diluted share)

     The following table presents a reconciliation of the Company's net cash flow provided by operating activities to free cash flow:


                                                             Three Months Ended
                                                                  March 31,
                                                             ------------------
                                                              2005          2004
                                                              ----          ----
    Net Cash Provided by Operating Activities                $57.3         $51.2
    Plus (Minus)
    Changes in assets and liabilities
        Accounts Receivable                                  (19.0)        (19.2)
        Prepaid & Other Assets                                (2.1)         (2.6)
        Deferred Revenue                                       3.6           4.7
        Income Taxes Payable                                  (8.3)         (5.8)
        Accounts Payable and Accrued and Other Liabilities    (6.7)         (4.8)
        Amounts Payable to Related Parties                    (3.5)         (1.3)
    Adjustments to reconcile net income to net cash
      Provided by operating activities:
          Deferred Taxes                                      (0.2)         (1.0)
          Amortization of Deferred Financing costs            (0.1)         (0.5)
    Capital Expenditures                                      (0.8)         (1.0)
                                                             -----         -----
    Free Cash Flow                                           $20.2         $19.7
                                                             =====         =====

    Diluted Shares                                            94.3         100.1
                                                             -----         -----
    Free Cash Flow per Diluted Shares                       $ 0.21        $ 0.20
                                                            ======        ======


                               WESTWOOD ONE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)


                                                               Three Months Ended
                                                                    March 31,
                                                              2005            2004
                                                                    (Unaudited)

NET REVENUES                                                 $ 134,082      $ 129,608
                                                             ---------      ---------

Operating Costs (include related party expenses
    of $21,415 and $22,515, respectively)                       97,026         93,496

Depreciation and Amortization (includes related party
    warrant amortization of $2,427 and $338, respectively        5,256          3,154

Corporate General and Administrative Expenses
    (includes related party expenses of $759 and $703,
    respectively)                                                2,584          1,970
                                                             ---------      ---------
                                                               104,866         98,620
                                                             ---------      ---------
OPERATING INCOME                                                29,216         30,988
Interest Expense                                                 3,711          2,917
Other (Income) Expense                                             (60)           (40)
                                                             ---------      ---------
INCOME BEFORE INCOME TAXES                                      25,565         28,111
INCOME TAXES                                                     9,776         10,564

NET INCOME                                                   $  15,789      $  17,547
                                                             =========      =========

EARNINGS PER SHARE:
   BASIC                                                        $ 0.17         $ 0.18
                                                             =========      =========
   DILUTED                                                      $ 0.17         $ 0.18
                                                             =========      =========
WEIGHTED AVERAGE SHARES OUTSTANDING:
   BASIC                                                        93,696         98,003
                                                             =========      =========
   DILUTED                                                      94,331        100,068
                                                             =========      =========

                               WESTWOOD ONE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                             March 31,            December 31,
                                                                               2005                   2004
                                                                               ----                   ----
                                                                                      (Unaudited)
           ASSETS

     CURRENT ASSETS:
       Cash and cash equivalents                                           $    4,679            $   10,932
       Accounts receivable, net of allowance for doubtful accounts
          of $3,231 (2005) and $2,556 (2004)                                  123,051               142,014
       Prepaid and other assets                                                19,057                21,400

                                                                           ----------            ----------
            Total Current Assets                                              146,787               174,346
     PROPERTY AND EQUIPMENT, NET                                               45,800                47,397
     GOODWILL                                                                 982,219               981,969
     INTANGIBLE ASSETS, NET                                                     5,884                 6,176
     OTHER ASSETS                                                              36,020                36,391
                                                                          -----------           -----------
              TOTAL ASSETS                                                $ 1,216,710           $ 1,246,279
                                                                          ===========           ===========
                LIABILITIES AND SHAREHOLDERS' EQUITY

     CURRENT LIABILITIES:
       Accounts payable                                                        17,336                13,135
       Amounts payable to related parties                                      23,763                20,274
       Deferred revenue                                                        10,697                14,258
       Income taxes payable                                                    13,463                 5,211
       Accrued expenses and other liabilities                                  32,052                28,463
                                                                          -----------           -----------
            Total Current Liabilities                                          97,311                81,341

     LONG-TERM DEBT                                                           346,500               359,439
     DEFERRED INCOME TAXES                                                     12,694                12,541
     OTHER LIABILITIES                                                          8,290                 8,465

                                                                          -----------           -----------
              TOTAL LIABILITIES                                               464,795               461,786

     COMMITMENTS AND CONTINGENCIES
     SHAREHOLDERS' EQUITY
       Preferred stock: authorized 10,000,000 shares, none outstanding           -                     -
       Common stock, $.01 par value: authorized,  252,751,250 shares;
         issued and outstanding, 92,283,315 (2005) and 94,353,675 (2004)         923                   944
       Class B stock, $.01 par value: authorized,  3,000,000 shares:
         issued and outstanding, 291,796 (2005 and 2004)                           3                     3
       Additional paid-in capital                                            321,706               369,036
       Accumulated earnings                                                  430,300               414,510
                                                                         ------------           -----------
                                                                             752,932               784,493
       Less treasury stock, at cost;  50,000 (2005) and 0 (2004) shares       (1,017)                 -

                                                                         -----------           -----------
              TOTAL SHAREHOLDERS' EQUITY                                     751,915               784,493
                                                                        ------------           -----------

              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $  1,216,710           $ 1,246,279
                                                                        ============           ===========

                             WESTWOOD ONE, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)

                                                                              Three Months Ended
                                                                                   March 31,
                                                                              2005           2004
                                                                              ----           ----
                                                                                  (Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income                                                               $ 15,789        $ 17,547
  Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation and amortization                                     5,256           3,154
            Deferred taxes                                                      153           1,000
            Amortization of deferred financing costs                             84             458
                                                                           --------        --------
                                                                             21,282          22,159
        Changes in assets and liabilities:

            Accounts receivable                                              18,963          19,221
            Prepaid and other assets                                          2,086           2,642
            Deferred revenue                                                 (3,561)         (4,646)
            Income taxes payable                                              8,286           5,784
            Accounts payable and accrued expenses
              and other liabilities                                           6,749           4,764
            Amounts payable to related parties                                3,489           1,273
                                                                           --------       ---------
              Net Cash Provided By Operating Activities                      57,294          51,197
                                                                           --------       ---------
CASH FLOW FROM INVESTING ACTIVITIES:
            Capital expenditures                                               (803)           (989)
            Acquisition of companies and other                                 (204)             12
                                                                           --------       ---------
              Net Cash Used in Investing Activities                          (1,007)           (977)
                                                                           --------       ---------
CASH FLOW FROM FINANCING ACTIVITIES:
            Issuance of common stock                                            193           5,843
            Borrowings under bank and other long-term obligations            10,000         120,000
            Debt repayments and payments of capital lease obligations       (25,156)       (100,146)
            Repurchase of common stock                                      (47,577)        (63,286)
            Deferred financing costs                                           -             (1,269)
                                                                           --------       ---------
              Net Cash Used in Financing Activities                         (62,540)        (38,858)
                                                                           --------       ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         (6,253)         11,362

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                             10,932           8,665
                                                                           --------       ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $ 4,679        $ 20,027
                                                                           ========       =========